UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
August 17, 2005
Date of Report (date of earliest event reported)

CARRIER ACCESS CORPORATION
(Exact name of Registrant as specified in its charter)

State of Delaware (State or other jurisdiction of incorporation or organization)	000-24597 (Commission File Number)	84-1208770 (I.R.S. Employer Identification Number)
5395 Pearl Parkway
Boulder, Colorado (80301)
(Address of principal executive offices)
(303) 442-5455
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01.	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.
On August 19, 2005, the Company issued a press release announcing that it had received an expected deficiency notice from the NASDAQ staff indicating that the Company had failed to timely file its Form 10-Q for the quarter ended June 30, 2005. Therefore, the Company is currently not in compliance with the NASDAQ continued listing requirements set forth in NASDAQ Marketplace Rule 4310(c)(14). The Company received the notice on August 17, 2005.
As previously announced in the August 19, 2005 press release, the Company is in the process of diligently completing, and expects to file, its quarterly reports on Form 10-Q for the first and second quarters of 2005 with the SEC on or before September 2, 2005, and the Company has received an exception from the NASDAQ Listing Qualifications Panel for additional time to regain compliance with the NASDAQ listing requirements, provided that it files its amended annual report on Form 10-K/A on or before August 2, 2005 (which the Company has already satisfied), and files its quarterly reports on Form 10-Q for the first and second quarters of 2005 by September 2, 2005.
There can be no assurance that the Panel will grant any additional exception or that the Company will be able to file such quarterly reports on Form 10-Q by September 2, 2005. A copy of the August 19, 2005 press release is attached as Exhibit 99.02 to this Current Report on Form 8-K and is incorporated herein by reference.

ITEM 9.01	Financial Statements and Exhibits
(c) Exhibits
The following exhibits are furnished as part of this Current Report on Form 8-K.

Exhibit No.	Description
99.01	Press release dated August 19, 2005, entitled “Carrier Access Receives Expected NASDAQ Deficiency Notice Related to Late Filing of Its Q2 FY2005 Form 10-Q.”

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CARRIER ACCESS CORPORATION
Date: August 23, 2005	By:	/s/ GARY GATCHELL
Gary Gatchell
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
99.01	Press release dated August 19, 2005, entitled “Carrier Access Receives Expected NASDAQ Deficiency Notice Related to Late Filing of Its Q2 FY2005 Form 10-Q.”